                                                                      EXHIBIT 21

                          RENAISSANCE WORLDWIDE, INC.

                             LIST OF SUBSIDIARIES:

                                                                State/Country of
     Company                                                      Organization
     -------                                                    ----------------
     1045795 Ontario, Inc...................................... Ontario, Canada
     ARI National Company...................................... Massachusetts
     CANAM, L.L.C.............................................. Delaware
     COBA Consulting Limited................................... U.K.
     COBA Group U.S.A., Ltd.................................... Georgia
     Hunter Consulting Associates Limited...................... U.K.
     Hunter Consulting Associates Pty. Limited................. Australia
     The Hunter Group, Inc..................................... Maryland
     The Hunter Group International, Inc....................... Delaware
     The Hunter Group (Singapore) Pte. Ltd..................... Singapore
     International Systems Services (UK) Limited............... U.K.
     Neoglyphics Media Corporation............................. Illinois
     The Management Decisions Group, Inc....................... Illinois
     The Registry, Inc. Network Consulting Practice............ New Hampshire
     Renaissance Government Solutions, Inc..................... Delaware
     Renaissance Worldwide AB.................................. Sweden
     Renaissance Worldwide B.V................................. Netherlands
     Renaissance Worldwide Consulting Pvt. Ltd................. India
     Renaissance Worldwide Gmbh & Co. KG....................... Germany
     Renaissance Worldwide Holding Limited..................... U.K.
     Renaissance Worldwide International Holdings, Inc......... Delaware
     Renaissance Worldwide IT Consulting Services, Inc......... Delaware
     Renaissance Worldwide K.K................................. Japan
     Renaissance Worldwide Limited............................. U.K.
     Renaissance Worldwide Professionals Limited............... U.K.
     Renaissance Worldwide S.A................................. France
     Renaissance Worldwide Strategy, Inc....................... Delaware
     Renaissance Worldwide Strategy Limited.................... U.K.
     Sterling Information Group, Inc........................... Delaware
     THG Consulting, Inc....................................... Canada
     TRI Securities Corp....................................... Massachusetts
     Technomic Consultants Inc................................. Illinois
     Technomic Hong Kong....................................... Hong Kong
     Technomic India*.......................................... India
     Technomic Japan........................................... Japan
     Technomic Research Associates Limited..................... U.K.
     Technomic Shanghai*....................................... Shanghai, PRC
     Technomic Singapore*...................................... Singapore
     Technomic U.K............................................. U.K.
     Technomic Vietnam*........................................ Vietnam

--------
* Rep. Offices of Renaissance Worldwide Strategy, Inc.